For Immediate Release

October 29, 2019

Cummins Announces Third Quarter Results

•	Third quarter revenues of $5.8 billion; GAAP[1] Net Income of $622 million

•	Third quarter EBITDA of 16.6 percent of sales; Diluted EPS of $3.97

•	Full year 2019 revenues expected to decline 2 percent, lower than previous guidance of flat

•	Full year EBITDA expected to be 15.9 to 16.3 percent of sales, compared to prior guidance of 16.25 to 16.75 percent

•	$910 million returned to shareholders during the third quarter in the form of dividends and share repurchases.

COLUMBUS, IND. - Cummins Inc. (NYSE: CMI) today reported results for the third quarter of 2019.

Third quarter revenues of $5.8 billion decreased 3 percent from the same quarter in 2018. Lower demand for trucks and construction equipment drove the majority of the decline. Sales in North America were flat while international revenues decreased 8 percent. Currency negatively impacted revenues by 1 percent, primarily due to a stronger US dollar.

Earnings before interest, taxes, depreciation and amortization (EBITDA) in the third quarter were $958 million, or 16.6 percent of sales, compared to $983 million or 16.5 percent of sales a year ago.

Net income attributable to Cummins in the third quarter was $622 million ($3.97 per diluted share), compared to net income of $692 million ($4.28 per diluted share) last year. Third quarter results were positively impacted by $23 million ($0.14 per diluted share) in discrete tax items and gains of $28 million ($0.18 per diluted share) from closing out certain derivative contracts associated with the company’s foreign exchange hedging program. Third quarter net income included expenses of $35 million ($0.23 per diluted share) related to one-time actions taken to cease development and production of certain products, which will benefit future financial performance.

“Despite weakening conditions in a number of our largest markets, Cummins delivered strong profits, record operating cash flow, and returned a record $910 million of cash to shareholders in the third quarter,” said Chairman and CEO Tom Linebarger. “While we expected to see a moderation of demand in the second half of the year, sales have weakened even faster than we anticipated. Cummins is taking actions to align our cost structure with the lower revenues while maintaining investment in products that will deliver sustainable growth and profitability.”

2019 Outlook:

Based on the current forecast, Cummins now expects 2019 revenue to decline 2 percent compared to prior guidance of flat. The reduction in our revenue forecast is driven by lower truck production in North America, India, Brazil, and Europe, as well as lower demand in off-highway markets, including North America construction and global mining markets. The company now expects EBITDA to be in the range of 15.9 to 16.3 percent of sales. This projection for EBITDA is lower than the prior guidance of 16.25 to 16.75 percent, due to the impact of lower volumes and the acquisition of Hydrogenics.

The company plans to return 75 percent of Operating Cash Flow to shareholders in the form of dividends and share repurchases.

Our outlook does not include any potential impact of the company’s review of its emission certification process and compliance with emissions standards or expenses associated with executing future cost reduction initiatives.

Third Quarter 2019 Highlights:

•
The Company’s new 2020 X15 Efficiency Series engine will meet 2021 greenhouse gas standards one year early in North America, delivering up to 5% better fuel economy than the prior X15 Efficiency Series. The X15 Efficiency Series is paired with a 12-speed Cummins Eaton Joint Venture Automated Manual Transmission and delivers both improved fuel economy and reliability for customers, while lowering greenhouse gas emissions.

•
Cummins closed on its previously announced acquisition of fuel cell and hydrogen production technologies provider Hydrogenics Corporation. The acquisition was completed for $15.00 per share, representing an enterprise value of $291 million.

•	The first Cummins-powered battery electric bus entered service in Santa Monica, California.

•	Cummins was named to the Dow Jones Sustainability North American Index for a 14th consecutive year. The index is considered one of the most prestigious sustainability rankings.

•
The company returned a record $910 million to shareholders in the form of dividend and share repurchases in the third quarter. We repurchased 4.6 million shares during the quarter, representing 2.9% of shares outstanding.

•
Cummins and Freightliner announced the increased availability of the Cummins X12 engine. The X12 will be available in a Freightliner Cascadia day cab in 2020, this is the first time the X12 will be utilized in regional haul applications in North America. The X12 combined with the Cummins Eaton Joint Venture transmission delivers substantial value to weight sensitive customers as it is the lightest powertrain available for the Class 8 on-highway market, weighing only 2700 pounds.

Third quarter 2019 detail (all comparisons to same period in 2018)

Engine Segment

•	Sales - $2.4 billion, down 11 percent

•	Segment EBITDA - $341 million, or 14.1 percent of sales, compared to $405 million or 14.9 percent of sales

•	The company recorded a $33 million charge related to the decision to cease production of its 5-liter ISV engine for the US pickup market by the end of this year

•	On-highway revenues decreased 9 percent and off-highway revenues decreased by 20 percent

•	North America revenues decreased by 6 percent due to lower demand in heavy-duty truck and construction markets while international revenues declined 25 percent primarily due to lower demand in China

Distribution Segment

•	Sales - $2.0 billion, up 4 percent

•	Segment EBITDA - $186 million, or 9.3 percent of sales, compared to $155 million or 8.0 percent of sales

•	Revenues in North America increased by 3 percent and international sales were up 5 percent

•
Strong demand for power generation equipment in North America, especially data centers, was partially offset by lower demand in oil and gas markets and the unfavorable impact from a stronger US dollar, which impacted sales by 1 percent

Components Segment

•	Sales - $1.7 billion, down 6 percent

•	Segment EBITDA - $286 million, or 17.3 percent of sales, compared to $288 million or 16.4 percent of sales

•	Revenues in North America increased by 2 percent while international sales declined by 18 percent due to lower demand in Europe, India, and China

Power Systems Segment

•	Sales - $1.1 billion, up 2 percent

•	Segment EBITDA - $158 million, or 14.0 percent of sales, compared to $163 million or 14.7 percent of sales

•	Industrial revenues increased 3 percent while power generation revenues grew 2 percent

Electrified Power Segment

•	Sales - $9 million

•	Segment EBITDA loss - $36 million

1 Generally Accepted Accounting Principles

About Cummins
Cummins Inc., a global technology leader, is a corporation of complementary business segments designing, manufacturing, distributing and servicing a broad portfolio of power solutions. The company’s products range from diesel and natural gas engines to hybrid and electric platforms, as well as related technologies, including transmissions, battery systems, fuel systems, controls, air handling, filtration, emission solutions, electrical power generation systems, hydrogen generation, energy storage and fuel cell products. Headquartered in Columbus, Indiana (U.S.), since its founding in 1919, Cummins employs approximately 62,600 people committed to powering a more prosperous world through three global corporate responsibility priorities critical to healthy communities: education, environment and equality of opportunity. Cummins serves customers in approximately 190 countries and territories through a network of approximately 600 company-owned and independent distributor locations, and over 7,600 dealer locations. In 2018, the company earned about $2.1 billion on sales of $23.8 billion. See how Cummins is powering a world that’s Always On by accessing news releases and more information at https://

www.cummins.com/always-on. Follow Cummins on Twitter at www.twitter.com/cummins and on YouTube at www.youtube.com/cumminsinc.

Forward-looking disclosure statement
Information provided in this release that is not purely historical are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding our forecasts, guidance, preliminary results, expectations, hopes, beliefs and intentions on strategies regarding the future. These forward looking statements include, without limitation, statements relating to our plans and expectations for our revenues and EBITDA percentage for the full year of 2019. Our actual future results could differ materially from those projected in such forward-looking statements because of a number of factors, including, but not limited to: any adverse results of our internal review into our emissions certification process and compliance with emissions standards; a sustained slowdown or significant downturn in our markets; changes in the engine outsourcing practices of significant customers; the development of new technologies that reduce demand for our current products and services; increased scrutiny from regulatory agencies, as well as unpredictability in the adoption, implementation and enforcement of emissions standards around the world; product recalls; policy changes in international trade; the United Kingdom's (U.K.) decision to end its membership in the European Union; lower than expected acceptance of new or existing products or services; a slowdown in infrastructure development and/or depressed commodity prices; supply shortages and supplier financial risk, particularly from any of our single-sourced suppliers; exposure to potential security breaches or other disruptions to our information technology systems and data security; a major customer experiencing financial distress; the actions of, and income from, joint ventures and other investees that we do not directly control; our plan to reposition our portfolio of product offerings through exploration of strategic acquisitions and divestitures and related uncertainties of entering such transactions; failure to realize expected results from our investment in Eaton Cummins Automated Transmission Technologies joint venture; competitor activity; increasing competition, including increased global competition among our customers in emerging markets; foreign currency exchange rate changes; variability in material and commodity costs; political, economic and other risks from operations in numerous countries; changes in taxation; global legal and ethical compliance costs and risks; aligning our capacity and production with our demand; product liability claims; increasingly stringent environmental laws and regulations; future bans or limitations on the use of diesel-powered products; the price and availability of energy; the performance of our pension plan assets and volatility of discount rates; labor relations; changes in accounting standards; our sales mix of products; protection and validity of our patent and other intellectual property rights; the outcome of pending and future litigation and governmental proceedings; continued availability of financing, financial instruments and financial resources in the amounts, at the times and on the terms required to support our future business; and other risks detailed from time to time in our SEC filings, including particularly in the Risk Factors section of our 2018 Annual Report on Form 10-K and Quarterly Reports on Form 10-Q. Shareholders, potential investors and other readers are urged to consider these factors carefully in evaluating the forward-looking statements and are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements made herein are made only as of the date of this press release and we undertake no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise. More detailed information about factors that may affect our performance may be found in our filings with the SEC, which are available at http://www.sec.gov or at http://www.cummins.com in the Investor Relations section of our website.

Presentation of Non-GAAP Financial Information
EBITDA is a non-GAAP measure used in this release, and is defined and reconciled to what management believes to be the most comparable GAAP measure in a schedule attached to this release. Cummins presents this information as it believes it is useful to understanding the Company's operating performance, and because EBITDA is a measure used internally to assess the performance of the operating units.

Webcast information
Cummins management will host a teleconference to discuss these results today at 10 a.m. EST. This teleconference will be webcast and available on the Investor Relations section of the Cummins website at www.cummins.com. Participants wishing to view the visuals available with the audio are encouraged to sign-in a few minutes prior to the start of the teleconference.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Three months ended
In millions, except per share amounts	September 29, 2019	September 30, 2018
NET SALES	$5,768	$5,943
Cost of sales	4,274	4,392
GROSS MARGIN	1,494	1,551
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	600	604
Research, development and engineering expenses	242	229
Equity, royalty and interest income from investees	68	90
Other operating income (expense), net	(21)	(5)
OPERATING INCOME	699	803
Interest income	14	9
Interest expense	26	30
Other income, net	68	23
INCOME BEFORE INCOME TAXES	755	805
Income tax expense	139	107
CONSOLIDATED NET INCOME	616	698
Less: Net income (loss) attributable to noncontrolling interests	(6)	6
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$622	$692

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$3.99	$4.29
Diluted	$3.97	$4.28

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	155.9	161.3
Diluted	156.6	161.8

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF NET INCOME
(Unaudited) (a)

	Nine months ended
In millions, except per share amounts	September 29, 2019	September 30, 2018
NET SALES	$17,993	$17,645
Cost of sales	13,326	13,454
GROSS MARGIN	4,667	4,191
OPERATING EXPENSES AND INCOME
Selling, general and administrative expenses	1,822	1,794
Research, development and engineering expenses	730	658
Equity, royalty and interest income from investees	256	315
Other operating income (expense), net	(25)	1
OPERATING INCOME	2,346	2,055
Interest income	38	26
Interest expense	87	82
Other income, net	174	44
INCOME BEFORE INCOME TAXES	2,471	2,043
Income tax expense	501	466
CONSOLIDATED NET INCOME	1,970	1,577
Less: Net income attributable to noncontrolling interests	10	15
NET INCOME ATTRIBUTABLE TO CUMMINS INC.	$1,960	$1,562

EARNINGS PER COMMON SHARE ATTRIBUTABLE TO CUMMINS INC.
Basic	$12.50	$9.57
Diluted	$12.45	$9.53

WEIGHTED-AVERAGE COMMON SHARES OUTSTANDING
Basic	156.8	163.3
Diluted	157.4	163.9

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited) (a)

In millions, except par value	September 29, 2019	December 31, 2018
ASSETS
Current assets
Cash and cash equivalents	$1,560	$1,303
Marketable securities	303	222
Total cash, cash equivalents and marketable securities	1,863	1,525
Accounts and notes receivable, net	3,934	3,866
Inventories	3,821	3,759
Prepaid expenses and other current assets	610	668
Total current assets	10,228	9,818
Long-term assets
Property, plant and equipment, net	4,056	4,096
Investments and advances related to equity method investees	1,250	1,222
Goodwill	1,288	1,126
Other intangible assets, net	1,022	909
Pension assets	970	929
Other assets	1,532	962
Total assets	$20,346	$19,062

LIABILITIES
Current liabilities
Accounts payable (principally trade)	$2,830	$2,822
Loans payable	103	54
Commercial paper	902	780
Accrued compensation, benefits and retirement costs	494	679
Current portion of accrued product warranty	817	654
Current portion of deferred revenue	545	498
Other accrued expenses	997	852
Current maturities of long-term debt	37	45
Total current liabilities	6,725	6,384
Long-term liabilities
Long-term debt	1,619	1,597
Pensions and other postretirement benefits	521	532
Accrued product warranty	645	740
Deferred revenue	769	658
Other liabilities	1,314	892
Total liabilities	$11,593	$10,803

EQUITY
Cummins Inc. shareholders’ equity
Common stock, $2.50 par value, 500 shares authorized, 222.4 and 222.4 shares issued	$2,322	$2,271
Retained earnings	14,315	12,917
Treasury stock, at cost, 69.2 and 64.4 shares	(6,784)	(6,028)
Common stock held by employee benefits trust, at cost, 0.3 and 0.4 shares	(3)	(5)
Accumulated other comprehensive loss	(2,040)	(1,807)
Total Cummins Inc. shareholders’ equity	7,810	7,348
Noncontrolling interests	943	911
Total equity	$8,753	$8,259
Total liabilities and equity	$20,346	$19,062

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited) (a)

	Nine months ended
In millions	September 29, 2019	September 30, 2018
CASH FLOWS FROM OPERATING ACTIVITIES
Consolidated net income	$1,970	$1,577
Adjustments to reconcile consolidated net income to net cash provided by operating activities
Depreciation and amortization	493	456
Deferred income taxes	(14)	(167)
Equity in income of investees, net of dividends	(44)	(156)
Pension contributions (in excess of) under expense, net	(62)	36
Other postretirement benefits payments in excess of expense, net	(12)	(8)
Stock-based compensation expense	37	38
Gain on corporate owned life insurance	(64)	(8)
Foreign currency remeasurement and transaction exposure	(54)	(27)
Changes in current assets and liabilities, net of acquisitions
Accounts and notes receivable	(101)	(429)
Inventories	(62)	(773)
Other current assets	48	(100)
Accounts payable	(3)	467
Accrued expenses	(74)	276
Changes in other liabilities	168	118
Other, net	117	88
Net cash provided by operating activities	2,343	1,388

CASH FLOWS FROM INVESTING ACTIVITIES
Capital expenditures	(395)	(361)
Investments in internal use software	(50)	(55)
Investments in and advances to equity investees	(16)	(9)
Acquisitions of businesses, net of cash acquired	(237)	(70)
Investments in marketable securities—acquisitions	(367)	(316)
Investments in marketable securities—liquidations	296	298
Cash flows from derivatives not designated as hedges	(86)	(56)
Other, net	26	50
Net cash used in investing activities	(829)	(519)

CASH FLOWS FROM FINANCING ACTIVITIES
Net borrowings of commercial paper	122	502
Payments on borrowings and finance lease obligations	(47)	(54)
Net borrowings under short-term credit agreements	53	9
Distributions to noncontrolling interests	(33)	(30)
Dividend payments on common stock	(562)	(537)
Repurchases of common stock	(806)	(879)
Other, net	75	29
Net cash used in financing activities	(1,198)	(960)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(59)	(56)
Net increase (decrease) in cash and cash equivalents	257	(147)
Cash and cash equivalents at beginning of year	1,303	1,369
CASH AND CASH EQUIVALENTS AT END OF PERIOD	$1,560	$1,222

(a) Prepared on an unaudited basis in accordance with accounting principles generally accepted in the United States of America.

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	Electrified Power	Total Segments	Intersegment Eliminations (1)	Total
Three months ended September 29, 2019
External sales	$1,822	$2,001	$1,253	$683	$9	$5,768	$—	$5,768
Intersegment sales	594	3	397	443	—	1,437	(1,437)	—
Total sales	2,416	2,004	1,650	1,126	9	7,205	(1,437)	5,768
Research, development and engineering expenses	79	7	73	58	25	242	—	242
Equity, royalty and interest income from investees	34	12	9	13	—	68	—	68
Interest income	5	4	2	3	—	14	—	14
Segment EBITDA	341	186	286	158	(36)	935	23	958
Depreciation and amortization (2)	50	29	67	29	2	177	—	177

EBITDA as a percentage of total sales	14.1%	9.3%	17.3%	14.0%	NM	13.0%		16.6%

Three months ended September 30, 2018
External sales	$2,082	$1,927	$1,297	$636	$1	$5,943	$—	$5,943
Intersegment sales	644	4	457	471	1	1,577	(1,577)	—
Total sales	2,726	1,931	1,754	1,107	2	7,520	(1,577)	5,943
Research, development and engineering expenses	74	5	71	57	22	229	—	229
Equity, royalty and interest income from investees	55	9	12	14	—	90	—	90
Interest income	3	4	1	1	—	9	—	9
Segment EBITDA	405	155	288	163	(30)	981	2	983
Depreciation and amortization (2)	46	27	44	29	2	148	—	148

EBITDA as a percentage of total sales	14.9%	8.0%	16.4%	14.7%	NM	13.0%		16.5%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the three months ended September 29, 2019 and September 30, 2018.
(2) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." A portion of depreciation expense is included in "Research, development and engineering expense."

CUMMINS INC. AND SUBSIDIARIES
SEGMENT INFORMATION
(Unaudited)

In millions	Engine	Distribution	Components	Power Systems	Electrified Power	Total Segments	Intersegment Eliminations (1)	Total
Nine months ended September 29, 2019
External sales	$5,879	$6,009	$4,055	$2,030	$20	$17,993	$—	$17,993
Intersegment sales	1,893	24	1,302	1,376	—	4,595	(4,595)	—
Total sales	7,772	6,033	5,357	3,406	20	22,588	(4,595)	17,993
Research, development and engineering expenses	245	21	223	171	70	730	—	730
Equity, royalty and interest income from investees	152	35	30	39	—	256	—	256
Interest income	13	12	6	7	—	38	—	38
Segment EBITDA	1,195	529	908	469	(98)	3,003	46	3,049
Depreciation and amortization (2)	151	86	160	88	6	491	—	491

EBITDA as a percentage of total sales	15.4%	8.8%	16.9%	13.8%	NM	13.3%		16.9%

Nine months ended September 30, 2018
External sales	$5,945	$5,762	$4,012	$1,922	$4	$17,645	$—	$17,645
Intersegment sales	1,923	16	1,382	1,505	1	4,827	(4,827)	—
Total sales	7,868	5,778	5,394	3,427	5	22,472	(4,827)	17,645
Research, development and engineering expenses	229	15	195	174	45	658	—	658
Equity, royalty and interest income from investees	189	33	42	51	—	315	—	315
Interest income	8	9	4	5	—	26	—	26
Segment EBITDA	1,053	423	752	491	(61)	2,658	(78)	2,580
Depreciation and amortization (2)	142	81	137	91	4	455	—	455

EBITDA as a percentage of total sales	13.4%	7.3%	13.9%	14.3%	NM	11.8%		14.6%

"NM" - not meaningful information
(1) Includes intersegment sales, intersegment profit in inventory eliminations and unallocated corporate expenses. There were no significant unallocated corporate expenses for the nine months ended September 29, 2019 and September 30, 2018.
(2) Depreciation and amortization, as shown on a segment basis, excludes the amortization of debt discount and deferred costs included in the Condensed Consolidated Statements of Net Income as "Interest expense." The amortization of debt discount and deferred costs was $2 million and $1 million for the nine months ended September 29, 2019 and September 30, 2018, respectively. A portion of depreciation expense is included in "Research, development and engineering expense."

CUMMINS INC. AND SUBSIDIARIES
RECONCILIATION OF SEGMENT INFORMATION
(Unaudited)

A reconciliation of our segment information to the corresponding amounts in the Condensed Consolidated Statements of Net Income is shown in the table below:

	Three months ended		Nine months ended
In millions	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Total EBITDA	$958	$983	$3,049	$2,580
Less:
Depreciation and amortization	177	148	491	455
Interest expense	26	30	87	82
Income before income taxes	$755	$805	$2,471	$2,043

CUMMINS INC. AND SUBSIDIARIES
SELECT FOOTNOTE DATA
(Unaudited)

EQUITY, ROYALTY AND INTEREST INCOME FROM INVESTEES

Equity, royalty and interest income from investees included in our Condensed Consolidated Statements of Net Income for the reporting periods was as follows:

	Three months ended		Nine months ended
In millions	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Manufacturing entities
Beijing Foton Cummins Engine Co., Ltd.	$15	$18	$56	$63
Dongfeng Cummins Engine Company, Ltd.	10	13	40	47
Chongqing Cummins Engine Company, Ltd.	10	11	32	43
All other manufacturers	21	30	76	100
Distribution entities
Komatsu Cummins Chile, Ltda.	6	5	19	18
All other distributors	1	—	—	—
Cummins share of net income	63	77	223	271
Royalty and interest income	5	13	33	44
Equity, royalty and interest income from investees	$68	$90	$256	$315

ACQUISITION
On September 9, 2019, we acquired an 81 percent interest in Hydrogenics Corporation for total consideration of $235 million. The Hydrogen Company, a wholly-owned subsidiary of L’Air Liquide, S.A., will maintain a non-controlling interest in Hydrogenics. We accounted for the transaction as a business combination and included it in the Electrified Power segment in the third quarter of 2019. The preliminary purchase price allocation was as follows:

Entity Acquired (Dollars in millions)	Date of Acquisition	Additional Percent Interest Acquired	Payments to Former Owners	Total Purchase Consideration	Type of Acquisition(1)	Goodwill Acquired	Intangibles Recognized (2)	Net Sales Previous Fiscal Year Ended
Hydrogenics Corporation	09/09/19	81%	$235	$235	COMB	$166	$158	$34
____________________________________________________
(1) The newly consolidated entity was accounted for as a business combination (COMB).
(2) Intangible assets acquired in business combinations were mostly technology and customer related, the majority of which will be amortized over a period of up to 20 years from the date of the acquisition.
INCOME TAXES

Our effective tax rate for 2019 is expected to approximate 21.5 percent, excluding any discrete items that may arise.
Our effective tax rates for the three and nine months ended September 29, 2019, were 18.4 percent and 20.3 percent, respectively.
The three months ended September 29, 2019, contained $23 million, or $0.14 per share, of favorable net discrete tax items, primarily due to withholding taxes and provision to return adjustments. The nine months ended September 29, 2019, contained $30 million, or $0.19 per share, of favorable net discrete tax items, primarily due to withholding taxes and provision to return adjustments.

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Reconciliation of Non GAAP measures - Earnings before interest, income taxes, noncontrolling interests, depreciation and amortization (EBITDA)

We believe EBITDA is a useful measure of our operating performance as it assists investors and debt holders in comparing our performance on a consistent basis without regard for financing methods, capital structure, income taxes or depreciation and amortization methods, which can vary significantly depending upon many factors.
EBITDA is not in accordance with, or an alternative for, accounting principles generally accepted in the United States (GAAP) and may not be consistent with measures used by other companies. It should be considered supplemental data; however, the amounts included in the EBITDA calculation are derived from amounts included in the Condensed Consolidated Statements of Net Income. Below is a reconciliation of “Net income attributable to Cummins Inc.” to EBITDA for each of the applicable periods:

	Three months ended		Nine months ended
In millions	September 29, 2019	September 30, 2018	September 29, 2019	September 30, 2018
Net income attributable to Cummins Inc.	$622	$692	$1,960	$1,562

Net income attributable to Cummins Inc. as a percentage of net sales	10.8%	11.6%	10.9%	8.9%

Add:
Net income (loss) attributable to noncontrolling interests	(6)	6	10	15
Consolidated net income	616	698	1,970	1,577

Add:
Interest expense	26	30	87	82
Income tax expense	139	107	501	466
Depreciation and amortization	177	148	491	455
EBITDA	$958	$983	$3,049	$2,580

EBITDA as a percentage of net sales	16.6%	16.5%	16.9%	14.6%

CUMMINS INC. AND SUBSIDIARIES
FINANCIAL MEASURES THAT SUPPLEMENT GAAP
(Unaudited)

Net income and diluted earnings per share (EPS) attributable to Cummins Inc. excluding special discrete tax items

We believe these are useful measures of our operating performance for the periods presented as they illustrate our operating performance without regard to other discrete tax adjustments. These measures are not in accordance with, or an alternative for GAAP and may not be consistent with measures used by other companies. This should be considered supplemental data. The following table reconciles net income and diluted EPS attributable to Cummins Inc. to net income and diluted EPS attributable to Cummins Inc. excluding special discrete tax items for the following periods:

	Three months ended
	September 29, 2019		September 30, 2018
In millions, except per share amounts	Net Income	Diluted EPS	Net Income	Diluted EPS
Net income and diluted EPS attributable to Cummins Inc.	$622	$3.97	$692	$4.28
Special discrete tax items	(23)	(0.14)	(37)	(0.23)
Net income and diluted EPS attributable to Cummins Inc. excluding special discrete tax items	$599	$3.83	$655	$4.05

		Nine months ended
		September 29, 2019		September 30, 2018
	In millions, except per share amounts	Net Income	Diluted EPS	Net Income	Diluted EPS
	Net income and diluted EPS attributable to Cummins Inc.	$1,960	$12.45	$1,562	$9.53
	Special discrete tax items (1)	(30)	(0.19)	37	0.23
	Net income and diluted EPS attributable to Cummins Inc. excluding special discrete tax items	$1,930	$12.26	$1,599	$9.76

(1)
Our effective tax rate for the nine months ended September 30, 2018, was 22.8 percent and contained $37 million, or $0.23 per share, of unfavorable net discrete tax items, primarily due to $48 million of unfavorable discrete items related to Tax Legislation, partially offset by $11 million of other favorable discrete items.

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Engine Segment Sales by Market and Unit Shipments by Engine Classification
Sales for our Engine segment by market were as follows:

2019
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$979	$970	$851	$—	$2,800
Medium-duty truck and bus	721	739	645	—	2,105
Light-duty automotive	382	480	478	—	1,340
Off-highway	571	514	442	—	1,527
Total sales	$2,653	$2,703	$2,416	$—	$7,772

2018
In millions	Q1	Q2	Q3	Q4	YTD
Heavy-duty truck	$815	$920	$958	$959	$3,652
Medium-duty truck and bus	692	777	699	687	2,855
Light-duty automotive	402	444	517	456	1,819
Off-highway	537	555	552	596	2,240
Total sales	$2,446	$2,696	$2,726	$2,698	$10,566
Unit shipments by engine classification (including unit shipments to Power Systems and off-highway engine units included in their respective classification) were as follows:

2019
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	33,900	35,000	28,000	—	96,900
Medium-duty	79,000	76,400	63,200	—	218,600
Light-duty	56,400	64,100	62,600	—	183,100
Total units	169,300	175,500	153,800	—	498,600

2018
Units	Q1	Q2	Q3	Q4	YTD
Heavy-duty	26,600	32,000	34,600	35,300	128,500
Medium-duty	74,000	83,500	76,000	77,600	311,100
Light-duty	61,900	68,500	76,800	66,200	273,400
Total units	162,500	184,000	187,400	179,100	713,000

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Distribution Segment Sales by Product Line
Sales for our Distribution segment by product line were as follows:

2019
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$844	$833	$798	$—	$2,475
Power generation	403	427	467	—	1,297
Engines	391	395	363	—	1,149
Service	363	373	376	—	1,112
Total sales	$2,001	$2,028	$2,004	$—	$6,033

2018
In millions	Q1	Q2	Q3	Q4	YTD
Parts	$808	$817	$800	$809	$3,234
Power generation	326	346	359	455	1,486
Engines	367	461	400	406	1,634
Service	352	370	372	380	1,474
Total sales	$1,853	$1,994	$1,931	$2,050	$7,828
Component Segment Sales by Product Line
Sales for our Components segment by product line were as follows:

2019
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$854	$828	$745	$—	$2,427
Turbo technologies	335	319	279	—	933
Filtration	325	331	310	—	966
Electronics and fuel systems	198	212	170	—	580
Automated transmissions	149	156	146	—	451
Total sales	$1,861	$1,846	$1,650	$—	$5,357

2018
In millions	Q1	Q2	Q3	Q4	YTD
Emission solutions	$775	$841	$769	$792	$3,177
Turbo technologies	340	355	317	331	1,343
Filtration	320	324	308	313	1,265
Electronics and fuel systems	201	226	210	201	838
Automated transmissions	117	141	150	135	543
Total sales	$1,753	$1,887	$1,754	$1,772	$7,166

CUMMINS INC. AND SUBSIDIARIES
BUSINESS UNIT SALES DATA
(Unaudited)

Power Systems Segment Sales by Product Line and Unit Shipments by Engine Classification
Sales for our Power Systems segment by product line were as follows:

2019
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$567	$668	$647	$—	$1,882
Industrial	420	432	392	—	1,244
Generator technologies	90	103	87	—	280
Total sales	$1,077	$1,203	$1,126	$—	$3,406

2018
In millions	Q1	Q2	Q3	Q4	YTD
Power generation	$571	$666	$636	$713	$2,586
Industrial	414	483	380	386	1,663
Generator technologies	89	97	91	100	377
Total sales	$1,074	$1,246	$1,107	$1,199	$4,626
High-horsepower unit shipments by engine classification were as follows:

2019
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	2,300	2,300	—	6,700
Industrial	1,600	1,600	1,400	—	4,600
Total units	3,700	3,900	3,700	—	11,300

2018
Units	Q1	Q2	Q3	Q4	YTD
Power generation	2,100	2,300	2,400	2,300	9,100
Industrial	1,700	2,100	1,900	1,900	7,600
Total units	3,800	4,400	4,300	4,200	16,700